CROWN ELECTROKINETICS CORP. EMPLOYMENT AGREEMENT This AGREEMENT (the “Agreement”) is made as of the latest date signed (the “Effective Date”), by and between Crown Electrokinetics Corp., a Delaware corporation (the “Employer”) and Sheldon Davis residing at 5884 Bellwether Dr., Saline, MI, 48176 (the “Executive”). In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows: 1. Employment. The Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement. 2. Duties. The Executive shall serve the Employer as its President of Electrokinetic Film division. In such capacity, Executive will report to the Chief Executive Officer and shall have the customary powers, responsibilities, and authorities of the President of corporations of the size, type, and nature of the Employer, as it exists from time to time, and as are assigned by the Board. 3. Term. Subject to the provisions of Section 6 below relating to termination, the initial term of Executive’s employment under this Agreement shall be for the period beginning on the Effective Date and ending on the second anniversary of the Effective Date (the “Initial Term”). On the second anniversary of the Effective Date and on each subsequent anniversary thereafter, the term of Executive’s employment under this Agreement shall automatically renew and extend for a period of twelve (12) months (each such twelve-month period being a “Renewal Term”) unless written notice of non-renewal is delivered by either party to the other not less than thirty (30) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable. Notwithstanding the foregoing and any other provision of this Agreement, Executive’s employment pursuant to this Agreement may be terminated by Employer at any time in accordance with the terms set forth in Section 6, below. In addition, in event the Employer delivers a written notice of non-renewal to Executive in anticipation of or during the 18-month period following the occurrence of a Change in Control (as defined below), the termination of Executive’s employment upon or following the expiration of the Employment Period (as defined below) shall be treated as a termination of Executive’s employment hereunder and shall entitle the Executive to payments and benefits described in Section 6(g) of this Agreement. The period from the Effective Date through the expiration of this Agreement or the termination of Executive’s employment pursuant to this Agreement, if sooner, regardless of the date or reason for such termination, shall be referred to herein as the “Employment Period.” 4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows: (a) Base Salary. During the Employment Period, for all services rendered by the Executive under this Agreement, the Employer shall pay the Executive a base salary at the annual rate of $425,000. The base salary shall be payable in periodic installments in accordance with the Employer’s usual practice for its senior executives and will be subject to all withholdings

2 mandated by federal, state, and local laws as well as any amounts payable with respect to the Employer’s benefit programs in which Executive is participating. (b) Annual Bonus. Executive shall be eligible for a discretionary bonus for each complete fiscal year that Executive is employed by the Employer hereunder (the “Bonus”). The performance targets (including non-financial targets) that must be achieved to be eligible for certain bonus levels as a percentage of base salary shall be established by the board of directors of Employer (the “Board”) or an empowered committee thereof, annually, in its/their sole discretion, and communicated to Executive within the first ninety (90) days of the applicable fiscal year (the “Bonus Year”). Each Bonus, if any, in the sole discretion of the Board shall be paid after the Board (or an empowered committee thereof) certifies that the applicable performance targets for the applicable Bonus Year have been achieved or, if appropriate, to what degree, and what Bonus, if any is payable to Executive. The determination of the Bonus, if any, shall be made no later than thirty (30) days after the receipt of the audit of the Employer’s results for the Bonus Year. Notwithstanding anything in this Section 4(b) to the contrary, no Bonus, if any, nor any portion thereof, shall be payable for any Bonus Year unless Executive remains continuously employed by the Employer from the Effective Date through the last day of the applicable Bonus Year. If Executive’s employment terminates pursuant to Section 6(b), 6(c), 6(d) or 6(g), Executive shall be eligible to receive a pro rata bonus for the Bonus Year in which such termination occurs, in the sole discretion of the Board, and payable with any Severance to which Executive is entitled and subject to all the conditions precedent for the payment of Severance. For the period from the Effective Date through the end of the fiscal year following the Effective Date, Executive shall be considered by the Chief Executive Officer and the Board for a discretionary Bonus with respect to such period that is less than a full fiscal year based on the evaluation of Executive’s performance in such period. (c) Long-Term Incentive Plan Awards. Executive shall be considered for annual awards under the 2022 Executive Incentive Plan or any successor thereto or similar plan adopted for the benefit of senior executive officers of the Employer (such plan or plans, the “LTIP(s)”) on such terms and conditions as the Board (or an empowered committee thereof) shall determine from time to time in their sole discretion. All awards granted to Executive under the LTIP(s), if any, shall be subject to and governed by the terms and provisions of the LTIP(s) in effect from time to time and the award agreements evidencing such awards. Nothing herein shall be construed to give Executive any rights to any amount or type of grant or award except as provided in a written award agreement provided to Executive and authorized by the Board (or an empowered committee thereof) in their sole discretion. (d) Regular Benefits. The Executive shall be entitled to receive health insurance benefits from Employer similar to those provided to other senior executive officers of the Employer and shall also be entitled to participate in any other employee benefit plans, life insurance plans, disability income plans, savings and retirement plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for its senior executive officers. Participation in any Employer benefit plan shall be subject to the terms of the applicable plan, generally applicable policies of the Employer, applicable law, and the discretion of the Board, or any administrative or other empowered committee provided for in or

3 contemplated by any such plan. Except with respect to the aforementioned health insurance benefits, nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such benefit plan or to continue any such plan which may be in effect from time to time. (e) Vacation. The Executive shall be entitled to the paid time off granted to the senior executive officers of the Company. Such vacation or other paid personal time off including holidays (together the “PPTO”) shall be taken in accordance with the Employer’s PPTO policy and at such time or times as will not unreasonably hinder or interfere with the discharge of Executive’s duties and responsibilities on behalf of Employer’s business or operations. No unused PPTO may be carried forward from year to year nor will unused PPTO be compensated at the time Executive’s employment terminates for any reason, except as mandated by law. (f) Taxation of Payments and Benefits. The Employer shall undertake to make deductions, withholdings, and tax reports with respect to payments and benefits provided to Executive under this Agreement to the extent that it reasonably, and in good faith, believes that it is required to make such deductions, withholdings, and tax reports. However, Executive is solely responsible for any tax liability that may arise in any jurisdiction related to all or any part of the compensation and benefits paid or accrued for the Executive’s benefit pursuant to this Agreement. Cash payments under this Agreement shall be in amounts net of any such deductions or withholdings. In the case of options or grants of shares pursuant to any LTIP, Executive understands that such grants or awards may require the Employer to withhold shares due Executive in lieu of cash withholding. Executive agrees to consult with professionals with respect to various tax liabilities that may arise by virtue of the Employer fulfilling its obligations under this Agreement. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any taxes associated with any payments or benefits or for any deduction or withholding from any payment or benefit. (g) Expenses. The Employer shall reimburse the Executive for all reasonable and necessary and proper business-related out-of-pocket expenses incurred or paid by the Executive in performing his duties under this Agreement that are consistent with applicable policies of the Employer. All payments for reimbursement of such expenses shall be made upon presentation by the Executive of expense statements or vouchers and such other supporting information as the Employer may reasonably request. (h) Sign-On Bonus and Relocation Package. In consideration of Executive’s commencement of employment with the Company, the Company will award and pay to Executive: an award of 750,000 Restricted Stock (the “RSUs”) from the LTIP as a sign-on bonus (the “Sign- On Bonus). The award of Restricted Stock as set forth above is subject to the Executive executing the form of Agreement called for by the 2022 LTIP with the following special provision: (i.) full vesting will occur upon the one year anniversary of commencement of employment or Executive with Company. 5. Extent of Service. (a) During the Executive’s employment under this Agreement, the Executive shall devote the Executive’s full business time, best efforts, and business judgment,

4 skill, and knowledge to the advancement of the Employer’s interests and to the discharge of the Executive’s duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Chief Executive Officer; provided, that nothing in this Agreement shall be construed as preventing the Executive from: (i) investing the Executive’s assets in any company or other entity in a manner not prohibited by Section 7(d), below, and in such form or manner as shall not require any material activities on the Executive’s part in connection with the operations or affairs of the companies or other entities in which such investments are made; and (ii) engaging in religious, charitable, or other community or non-profit activities that do not impair the Executive’s ability to fulfill the Executive’s duties and responsibilities under this Agreement. (b) The Executive shall cooperate with the Employer in the event the Employer wishes to obtain key-man insurance on the Executive. Such cooperation shall include, but not be limited to, taking any physical examinations that may be requested by an insurance company. 6. Termination of Employment. (a) Employer’s Right to Terminate Executive’s Employment for Cause. The Employer shall have the right to terminate Executive’s employment hereunder, without notice, at any time for “Cause.” For purposes of this Agreement, “Cause” shall mean: (i) Executive’s material breach of this Agreement or any other written agreement between Executive and the Employer or any subsidiary thereof, including Executive’s breach of any material representation, warranty or covenant made under any such agreement, or Executive’s breach of any policy or code of conduct established by the Employer or any subsidiary thereof and applicable to Executive. (ii) the commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft, or embezzlement on the part of Executive as determined by the Board of Directors of Employer in their sole discretion. (iii) the commission by Executive of, or conviction or indictment of Executive for, or plea of nolo contendere by Executive to, any felony (federal or state) or any crime involving moral turpitude; or (iv) Executive’s willful failure or refusal, other than due to disability, to perform Executive’s obligations pursuant to this Agreement or to follow any lawful directive from the Chief Executive Officer or the Board, as determined by the Board (sitting without Executive, if applicable); provided, however, that if Executive’s actions or omissions as set forth in this Section 6(a)(iv) are of such a nature that the Board determines that they are curable by Executive, such actions or omissions

5 must remain uncured thirty (30) days after the Board has provided Executive written notice of the obligation to cure such actions or omissions. (b) Employer’s Right to Terminate for Convenience. The Employer shall have the right to terminate Executive’s employment for convenience at any time and for any reason, or no reason at all, upon 30 days’ written notice to Executive and regardless of any unexpired Term. (c) Executive’s Right to Terminate for Good Reason. Executive shall have the right to terminate Executive’s employment with the Employer at any time for “Good Reason.” For purposes of this Agreement, “Good Reason” shall mean: (i) a material diminution in Executive’s base salary (other than as the result of an across-the-board reduction that affects similarly-situated employees in substantially the same proportion as Executive) or authority, duties and responsibilities with the Employer or its subsidiaries; provided, however, that if Executive is serving as an officer or member of the Board (or similar governing body), in no event shall the removal of Executive as an officer or board member, regardless of the reason for such removal, constitute Good Reason; (ii) a material breach by the Employer of any of its covenants or obligations under this Agreement; or (iii) the relocation of the geographic location of Executive’s principal place of employment (1) by more than fifty (50) miles from the location of Executive’s principal place of employment as of the Effective Date, or (2) that results in a commute of more than seventy-five (75) miles from Executive’s primary residence to his or her principal place of employment. Notwithstanding the foregoing provisions of this Section 6(c) or any other provision of this Agreement to the contrary, any assertion by Executive of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in Section 6(c)(i), (ii) or (iii) giving rise to Executive’s termination of employment for Good Reason must have arisen without Executive’s consent; (B) Executive must provide written notice to the Board of the existence of such condition(s) within thirty (30) days of the initial existence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following the Board’s receipt of such written notice; and (D) the date of Executive’s termination of employment must occur within sixty (60) days after the initial existence of the condition(s) specified in such notice. (d) Death or Disability. Upon the death or Disability of Executive, Executive’s employment with Employer shall terminate with no further obligation under this Agreement of either party hereunder except as provided in Section 4(b) and with respect to any deferred compensation program or LTIP in which Executive is

6 participating. For purposes of this Agreement, a “Disability” shall exist if Executive is unable to perform the essential functions of Executive’s position (after accounting for reasonable accommodation, if applicable), due to an illness or physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of one hundred-twenty (120) consecutive days or one hundred-eighty (180) days in any twelve (12)-month period, whether or not consecutive. The determination of whether Executive has incurred a Disability shall be made in good faith by the Board. (e) Executive’s Right to Terminate for Convenience. Regardless of any unexpired Term, and in addition to Executive’s right to terminate Executive’s employment for Good Reason, Executive shall have the right to terminate Executive’s employment with the Employer for convenience at any time and for any other reason, or no reason at all, upon thirty (30) days’ advance written notice to the Employer; provided, however, that if Executive has provided notice to the Employer of Executive’s termination of employment, the Employer may determine, in its sole discretion, that such termination shall be effective on any date prior to the effective date of termination provided in such notice (and, if such earlier date is so required, then it shall not change the basis for Executive’s termination of employment nor be construed or interpreted as a termination of employment pursuant to Section 6(b)). Any termination prior to the end of the notice period provided by Executive shall be fully compensated to the end of the notice given. (f) Effect of Termination. (i) If Executive’s employment hereunder is terminated by the Employer without Cause pursuant to Section 6(b) or is terminated by Executive for Good Reason pursuant to Section 6(c), then so long as (and only if) Executive: (A) executes on or before the Release Expiration Date, and does not revoke within the time provided by the Employer to do so, a release of all claims in a form acceptable to the Employer, an example of which is attached to this Agreement as Exhibit A, which Exhibit reflects what might be contained in a Release at a future date (the “Release”), which Release shall release all directors, officers, employees, agents and consultants of the Employer and their respective affiliates, and the foregoing entities’ respective shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents and benefit plans (and fiduciaries of such plans) from any and all claims, including any and all causes of action arising out of Executive’s employment with the Employer and any other member of the Employer or the termination of such employment, but excluding all claims to severance payments Executive may have under this Section 6; and (B) abides by the terms of Section 7, then the Employer shall make a severance payment to Executive in a total amount equal to twelve (12) months’ worth of Executive’s Base Salary (without regard to any reduction that gives rise to Good Reason) for the year in which such termination occurs (such total severance payments being referred to as the “Severance Payment”). The Severance Payment will be paid in a single lump

7 sum on the first business day of the Employer that is on or after the date that is sixty (60) days after the date on which Executive’s employment terminates (the “Termination Date”). (ii) If the Release is not executed and returned to the Employer on or before the Release Expiration Date then Executive shall not be entitled to any portion of the Severance Payment. As used herein, the “Release Expiration Date” is that date that is twenty-one (21) days following the date upon which the Employer delivers the Release to Executive (which shall occur no later than seven (7) days after the Termination Date) or, in the event that such termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967, as amended), the date that is forty-five (45) days following such delivery date. (g) Termination upon Change in Control. In lieu of the payments and benefits set forth in Section 6(f)(i), in the event Executive’s employment terminates (1) without Cause in anticipation of, on, or within eighteen (18) months following the date of a Change in Control, or (2) due to Executive’s resignation with Good Reason, in either the case of (1) or (2), in anticipation of or on or within eighteen (18) months following the date of a Change in Control, then subject to Executive signing on or before the Release Expiration Date, and not revoking, the Release, Executive shall receive (x) an amount in cash equal to 24 months’ worth of Executive’s then current Base Salary (without regard to any reduction that gives rise to Good Reason) ; (y) an amount in cash equal to two times the average Bonus earned by Executive for each of the three completed calendar years (or such shorter period and annualized for partial years as applicable) preceding the date on which Executive’s employment terminates; and (z) a lump sum payment in an amount equal to the aggregate premiums that would be payable by Executive for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”) for Executive and his or her covered dependents’ continued health and dental coverage for 24 months following the termination date. All such amounts shall be payable in a single lump sum not later than the first business day of the Employer that is on or after the date that is sixty (60) days after the date on which Executive’s employment terminates in connection with a Change in Control. (h) For the purposes of this Agreement, the term “Change in Control” means the occurrence of any of the following events: (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 50% of the combined voting power entitled to vote generally in the election of directors of the Parent (“Voting Securities”); provided, however, that the following shall not

8 constitute a Change in Control: (1) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Employer, or (2) any such acquisition by or transfer to any affiliate; (ii) The individuals constituting the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by Employer’s stockholders was approved by a vote of at least two- thirds of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of Parent in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors; (iii) The stockholders of the Parent shall approve a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, directly, or indirectly, own outstanding voting securities representing at least fifty-one percent (51%) of the voting securities of the reorganized, merged, or consolidated company; or (iv) a sale of all or substantially all the assets of Employer. For purposes hereof, “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust, or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, Employer. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise. 7. Confidential Information, Noncompetition and Cooperation. (a) Confidential Information. As used in this Agreement, “Confidential Information” means information belonging to the Parent and/or the Employer which is of value to the Parent and/or the Employer while conducting its business and the disclosure of which could

9 result in a competitive or other disadvantage to the Parent and/or the Employer. Confidential Information includes, without limitation, financial information, reports and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) that have been developed for the Parent and/or the Employer, or discussed or considered by the management of the Parent and/or the Employer and that have specific application to the Parent and/or the Employer. Confidential Information includes information developed by the Executive during the Executive’s employment by the Employer, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Parent and/or the Employer has a business relationship. Notwithstanding the foregoing, Confidential Information does not include the following: information in the public domain, unless due to breach of the Executive’s duties under Section 7(b); any of the items listed in this section that were developed, possessed or created by the Executive prior to the date of this Agreement; or any designs, inventions and other intellectual property conceptualized by the Executive during the period he is employed by the Employer but which are not directly related to the Parent’s and/or the Employer’s business operations. (b) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive and the Parent and Employer with respect to all Confidential Information. At all times, both during the Executive’s employment with the Employer and after its termination, the Executive will keep in confidence and trust all such Confidential Information and will not use or disclose any such Confidential Information without the prior written consent of the Employer, except as may be necessary in the ordinary course of performing the Executive’s duties to the Employer. (c) Documents, Records, etc. All documents, records, data, apparatus, equipment, and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Employer. The Executive will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination. Notwithstanding the foregoing, the Executive may retain after the termination of his employment with the Employer copies of his personal notes, diaries, journals, correspondence, expense accounts, communication logs, business cards, contact lists, and other similar materials maintained by the Executive. (d) Non-competition and No solicitation. Without the prior written consent of the Board, during the period that the Executive is employed by Employer and, in the event the Executive terminates his employment with the Employer for any reason other than as a result of a material breach by the Employer of any of the Employer’s obligations under this Agreement, or any other agreement to which the Executive and the Employer are now or hereafter parties, for one

10 (1) year thereafter, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined). Without the prior written consent of the Board, during the period that the Executive is employed by the Employer and, (x) in the event of the termination of the Executive’s employment by the Employer with Cause or (y) in the event the Executive terminates his employment with the Employer for any reason other than as a result of a material breach by the Employer of any of the Employer’s obligations under this Agreement, or any other agreement to which the Executive and the Employer are now or hereafter parties, for one (1) year thereafter, the Executive will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Employer, and also will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Employer. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Parent’s and Employer’s interest in their Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term “Competing Business” shall mean any business that provides or intends to provide the same or similar services as those provided by the Parent and/or the Employer or any of its subsidiaries in any geographic area then served by Parent (which for this purpose only shall be defined as being within 100 miles of any office or data center currently used or operated by the Parent or any subsidiary of Parent or the Employer) and/or the Employer or any of their subsidiaries. Notwithstanding the foregoing, the Executive may own up to two percent (2%) of the outstanding stock of a publicly held corporation. (e) Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information or the Executive’s engagement in any business. The Executive represents to the Employer that the Executive’s execution of this Agreement, the Executive’s employment with the Employer and the performance of the Executive’s proposed duties for the Employer will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party. (f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while

11 the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 7(f) and shall pay the Executive for his time at his annual salary rate in effect at the time of the termination of his employment. (g) Developments. Executive will make full and prompt disclosure to the Employer of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by Executive (alone or jointly with others) or under Executive’s direction during the period of his employment and that pertain directly to the Parent’s and/or Employer’s business operations. Executive acknowledges that all work performed by Executive for Employer hereunder is on a “work for hire” basis, and Executive hereby assigns and transfers, and will assign and transfer, to the Parent and/or Employer and its successors and assigns all of Executive's right, title and interest, including, but not limited to, all patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions, in and to all Developments that (a) relate to the business of the Parent and/or the Employer or any of the products or services of the Parent and/or the Employer; (b) result from tasks assigned to Executive by the Parent and/or the Employer; or (c) result from the use of personal property (whether tangible or intangible) owned, leased or contracted for by the Parent and/or the Employer. . (h) Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 8 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to seek an injunction or other appropriate equitable relief to restrain any such breach. 8. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum or location agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in New York, New York in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. If any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court

12 action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8. 9. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the exclusive jurisdiction of the courts of the State of New York. [See above for arbitration] Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. 10. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter. 11. Assignment; Successors and Assigns, etc. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs, and permitted assigns. 12. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 13. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 14. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its principal executive offices, 11601 Wilshire Blvd, Suite 2240, Los Angeles, CA 90025; Attn: Chief Financial Officer, with a copy to Pryor Cashman

13 LLP, 7 Times Square, New York, New York 10036, Attn: M. Ali Panjwani, Esq., and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed. 15. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Employer. 16. Governing Law. This is a New York contract and shall be construed under and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws principles of such State 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

14 IN WITNESS WHEREOF, this Agreement has been executed by the Employer and by the Executive as of the Effective Date. CROWN ELECTROKINETICS CORP. By:_______________________________ Name: Doug Croxall Title: Chief Executive Officer Date: EXECUTIVE: By:______________________________ Name: Title: Date: April 24, 2024